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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 11, 2005, relating to the financial statements of Mariner Energy, Inc., appearing in the Registration Statement No. 333-124858 on Form S-1 of Mariner Energy, Inc. as of December 31, 2004 (Post-2004 Merger), December 31, 2003 (Pre-2004 Merger) and for the period from January 1, 2004 through March 2, 2004 (Pre-2004 Merger), for the period from March 3, 2004 through December 31, 2004 (Post-2004 Merger), and for each of the two years in the period ended December 31, 2003 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to a change in method of accounting for asset retirement obligations in 2003 and the merger of Mariner Energy, Inc's parent company on March 2, 2004).



/s/ DELOITTE & TOUCHE LLP

Houston, Texas
March 1, 2006